Exhibit 10.2
MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

Article 1. Establishment, Purpose and Duration

1.1    Establishment of the Plan. MDU Resources Group, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Restricted Stock, Performance Units, Performance Shares and other awards.

The Plan first became effective when approved by the stockholders at the annual meeting on April 22, 1997. The Plan, as amended, became effective on April 25, 2006 when approved by the stockholders at the 2006 annual meeting. Subsequently, the Plan has been amended from time to time and was most recently amended effective February 15, 2024. The Plan shall remain in effect as provided in Section 1.3 herein.

1.2    Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders and customers.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

1.3    Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 13 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1    "Award" means, individually or collectively, a grant under the Plan of Restricted Stock, Performance Units, Performance Shares or any other type of award permitted under Article 8 of the Plan.

2.2    "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

2.3    "Board" or "Board of Directors" means the Board of Directors of the Company.

2.4    A “Change in Control” shall mean:

(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended

Exhibit 10.2
(the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.4; or

(b)    Individuals who, as of April 22, 1997, which is the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such

Exhibit 10.2
corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For avoidance of doubt, unless otherwise determined by the Board, the sale of a subsidiary, operating entity or business unit of the Company shall not constitute a Change in Control for purposes of this Agreement.

2.5    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.6    "Committee" means the Committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

2.7    "Company" means MDU Resources Group, Inc., a Delaware corporation, or any successor thereto as provided in Article 16 herein.

2.8    "Covered Employee" means any Participant who would be considered a "Covered Employee" for purposes of Section 162(m) of the Code.

2.9    "Director" means any individual who is a member of the Board of Directors of the Company.

2.10    "Disability" means "permanent and total disability" as defined under Section 22(e)(3)of the Code.

2.11    "Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

2.12    "Eligible Employee" means an Employee who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.13    "Employee" means any full-time or regularly-scheduled part-time employee of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party. Directors who are not otherwise employed by the Company shall not be considered Employees for purposes of the Plan. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

2.14    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

Exhibit 10.2
2.15    "Fair Market Value" shall mean the average of the high and low sale prices as reported in the consolidated transaction reporting system or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.16    "Full Value Award" means an Award pursuant to which Shares may be issued.

2.17    "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

2.18    “Performance Goals” means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, cash flow from operations (dollar target or as % of revenue), gross margin or gross profit (dollar target or as % of revenue), operations and maintenance expense (dollar target or as % of revenue), general and administrative expense (dollar target or as % of revenue), total operating expense (dollar target or as % of revenue), operating income (dollar target or as % of revenue), pretax income (dollar target or as % of revenue), earnings before interest, taxes, depreciation and amortization or “EBITDA” (dollar target or as % of revenue), earnings before interest and taxes or “EBIT” (dollar target or as % of revenue), gross income, net income, cash flow, earnings, return on equity, return on invested capital, return on assets, return on net assets, working capital as percentage of revenue, days sales outstanding/accounts receivable turnover, current ratio, capital efficiency, operating ratios, stock price, enterprise value, company value, asset value growth, net asset value, shareholders’ equity, dividends, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, safety, sustainability, profit returns and margins, financial return ratios, and market performance. Performance goals may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof. Performance goals may reflect absolute entity or individual performance or a relative comparison of entity or individual performance to the performance of a peer group of entities or other external measure.

2.19    "Performance Unit" means an Award granted to an Employee, as described in Article 7 herein.

2.20    "Performance Share" means an Award granted to an Employee, as described in Article 7 herein.

2.21    "Period of Restriction" means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 6 herein.

2.22    "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.

2.23    "Qualified Restricted Stock" means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

Exhibit 10.2
2.24    "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 6 herein.

2.25    "Shares" means the shares of common stock of the Company.

2.26    "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company as that term is defined in Section 424(f) of the Code.

Article 3. Administration

3.1    The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2    Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

3.4    Approval. The Board or the Committee shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.

3.5    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

3.6    Costs. The Company shall pay all costs of administration of the Plan.

Article 4. Shares Subject to the Plan

4.1    Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 9,242,806. Shares underlying

Exhibit 10.2
lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares withheld from an Award to satisfy tax withholding obligations shall be counted as Shares issued pursuant to an Award under the Plan. Shares that are potentially deliverable under an Award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan.

Shares issued pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) treasury shares, or (iii) shares purchased on the open market.

4.2    Adjustments in Authorized Shares. In the event of any equity restructuring such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan, (ii) in the individual limitations set forth in Section 4.3 and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, price of Shares subject to outstanding Awards, any Performance Goals relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2. Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

4.3    Individual Limitations. Subject to Section 4.2 herein, (i) the total number of shares of Qualified Restricted Stock that may be granted in any calendar year to any Covered Employee shall not exceed 2,250,000 Shares; (ii) the total number of Performance Shares or Performance Units that may be granted in any calendar year to any Covered Employee shall not exceed 2,250,000 Performance Shares or Performance Units, as the case may be; (iii) the total number of Shares that are intended to qualify for deduction under Section 162(m) of the Code granted pursuant to Article 8 herein in any calendar year to any Covered Employee shall not exceed 2,250,000 Shares; (iv) the total cash Award that is intended to qualify for deduction under Section 162(m) of the Code that may be paid pursuant to Article 8 herein in any calendar year to any Covered Employee shall not exceed $6,000,000; and (v) the aggregate number of Dividend Equivalents that are intended to qualify for deduction under Section 162(m) of the Code that a Covered Employee may receive in any calendar year shall not exceed $6,000,000.

Article 5. Eligibility and Participation

5.1    Eligibility. Persons eligible to participate in the Plan include all officers and key employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Exhibit 10.2
Article 6. Restricted Stock

6.1    Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Eligible Employees at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Restricted Stock granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Restricted Stock.

In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as Qualified Restricted Stock, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock upon the attainment of the Performance Goals selected by the Committee.

6.2    Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period or Periods of Restriction, the number of Restricted Stock Shares granted and such other provisions as the Committee shall determine.

6.3    Transferability. Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

6.4    Certificate Legend. Each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend substantially as follows:

"The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan and in a Restricted Stock Award Agreement. A copy of such Plan and such Agreement may be obtained from MDU Resources Group, Inc."

The Company shall have the right to retain the certificates representing Restricted Stock in the Company's possession until such time as all restrictions applicable to such Shares have been satisfied.

6.5    Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to have the legend referred to in Section 6.4 removed from his or her stock certificate.

6.6    Voting Rights. During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.

Exhibit 10.2

6.7    Dividends and Other Distributions. Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant within forty- five (45) days following the full vesting of the Restricted Stock with respect to which such distributions were made.

6.8    Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock or among Participants and may reflect distinctions based on the reasons for termination of employment.

Article 7. Performance Units and Performance Shares

7.1    Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Employee at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

7.2    Performance Unit/Performance Share Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.

7.3    Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a Performance Share shall be equal to the Fair Market Value of a Share. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants. The time period during which the Performance Goals must be met shall be called a "Performance Period."

7.4    Earning of Performance Units/Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by

Exhibit 10.2
the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

7.5    Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

7.6    Termination of Employment. Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant's employment with the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination of employment.

7.7    Transferability. Except as otherwise determined by the Committee and set forth in the Performance Unit/Performance Share Award Agreement, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a Participant's rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative.

Article 8. Other Awards

The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 9. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Exhibit 10.2
The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 10. Deferrals

The Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 11. Rights of Employees

11.1    Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, for any reason or no reason in the Company's sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.

11.2    Participation. No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

Article 12. Change in Control

12.1    General. Unless specified otherwise in the applicable Award Agreement, the terms of this Article 12 shall apply to all Awards granted on or after January 1, 2024. With respect to Awards granted prior to January 1, 2024, Article 12 of the Plan in effect at the time of the grant of the Award shall continue to apply.

12.2    Impact of Change in Control. Upon the occurrence of a Change in Control unless otherwise provided in the applicable Award Agreement, each outstanding Award shall vest in full (provided that the treatment of any performance goals applicable to the Award will be determined in accordance with the terms of the applicable Award Agreement) except that such vesting shall not apply to the extent that another award meeting the requirements of Section 12.3 (any award meeting the requirements of Section 12.3, a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”).

12.3    Replacement Awards. An award shall meet the conditions of this Section 12.3 (and therefore qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (except that for any Replaced Award that is performance-based, the award may be subject solely to time-based vesting and the applicable performance goals shall be treated in accordance with the terms of the applicable Award Agreement); (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion; (iii) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to time-based vesting (including with respect to a termination of employment) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the

Exhibit 10.2
event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 12.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

12.4    Adjustment Provisions. In the event of Change in Control, the Committee may determine that (a) outstanding Awards that become vested pursuant to Section 12.2 may be cancelled in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion; or (b) outstanding Awards may be replaced with Replacement Awards in accordance with Section 12.3.

Article 13. Amendment, Modification and Termination

13.1    Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part, provided that no amendment shall be made which shall increase the total number of Shares that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders.

13.2    Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 14. Withholding

14.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

14.2    Share Withholding. With respect to withholding required upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.

Exhibit 10.2
Article 15. Minimum Vesting

Notwithstanding any other provision of the Plan to the contrary, (a) the minimum vesting period for Full Value Awards with no performance-based vesting characteristics must be at least three years (vesting may occur ratably each month, quarter or anniversary of the grant date over such vesting period); (b) the minimum vesting period for Full Value Awards with performance-based vesting characteristics must be at least one year; and (c) the Committee shall not have discretion to accelerate vesting of Full Value Awards except in the event of a Change in Control or similar transaction, or the death, disability, or termination of employment of a Participant; provided, however, that the Committee may grant a "de minimis" number of Full Value Awards that do not comply with the foregoing minimum vesting standards. For this purpose "de minimis" means 331,279 Shares available for issuance as Full Value Awards under the Plan, subject to adjustment under Section 4.2 herein.

Article 16. Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17. Legal Construction

17.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

17.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4    Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware.

Article 18. Accounting Restatements

This Article 18 shall apply to Awards granted to all Participants in the Plan. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws, the Company or the Committee may, or shall if required, take action to recover incentive-based compensation from specific executive officers in accordance with the Company's Guidelines for Repayment of Incentives Due to Accounting Restatements, as they may be amended or substituted from time to time, and

Exhibit 10.2
in accordance with applicable law and applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

Article 19. Code Section 409A Compliance

To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.